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                            SUMMARY PLAN DESCRIPTION
                            ------------------------


                                   2002 - 2004
                            LONG-TERM INCENTIVE PLAN


                              GOODRICH CORPORATION








                                  JANUARY 2002





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                            SUMMARY PLAN DESCRIPTION
                            ------------------------


                      2002 - 2004 LONG-TERM INCENTIVE PLAN
                      ------------------------------------


             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
            SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES
                                  ACT OF 1933.

The Long-Term Incentive Plan is designed to provide long-term incentive compensation to key executives who are in positions to influence the performance of the Company, and thereby enhance shareholder value over time. The Plan provides a significant additional financial opportunity and complements other parts of the Company's total compensation program for executives (base salary, Management Incentive Program, stock options and benefits).

The following is a summary of the main provisions of the Long-Term Incentive Plan. The official and controlling provisions of the Plan are contained in the text of the 2001 Stock Option Plan and the Long-Term Incentive Plan. In case of any discrepancies, the Plan documents will govern. In this summary, Goodrich Corporation is referred to as the "Company", and the Long-Term Incentive Plan is referred to as the "LTIP" or the "Plan".

The benefits described in this summary have been structured to be in compliance with current tax law. Any change in legislation or the interpretation of tax laws which affect the tax nature of the benefits provided may necessitate revisions in the Plan.

The Company reserves the right to amend, modify, suspend or partially or completely terminate the Plan at any time, unless there has been a Change in Control.

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PLAN OVERVIEW
-------------

o Participation in the LTIP will be approved by the Compensation Committee of the Board of Directors.

o The LTIP will provide for annual grants of Performance Shares with multi-year overlapping cycles. Every year, a separate multi-year performance cycle will begin.

o At the beginning of each Plan cycle, a grant of Performance Shares will be made to each participant. Grants will be credited as phantom Performance Shares in a book-entry account for each participant. Each phantom Performance Share will be equivalent to one share of Goodrich common stock.

o With respect to each Plan cycle, the Compensation Committee of the Board of Directors will establish multi-year performance goals for the Company and each segment. The performance goals applicable to each participant will be set forth in his or her award agreement.

o During the Plan cycle, dividend equivalents will be accrued on all phantom Performance Shares. Such dividend equivalents will be credited to each participant's account in the form of additional phantom Performance Shares at the same time and in the same amount as actual dividend payments on Goodrich common stock.

o Participants will be entitled to a payout of shares at the end of each Plan cycle only if a threshold performance standard is met. The number of shares to be received free of further restrictions will range from 0% to 200% of the total phantom Performance Share account (including shares credited through dividend equivalents), based on attainment against goals set by the Committee.

o Payments from the Plan, if any, at the end of the Plan cycle, will be made in actual shares of Goodrich common stock, less the number of shares to satisfy applicable withholding taxes.

o Participants may elect to defer all or a portion of their award until termination of employment as described in the Performance Share Deferred Compensation Plan.


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o    The Compensation Committee of the Board of Directors retains the right in its sole discretion to reduce any award which would otherwise be payable, unless there has been a Change in Control, as defined in the 2001 Stock Option Plan.


PLAN PROVISIONS
---------------


ELIGIBILITY
-----------

Eligibility to participate in the LTIP will be determined by the Compensation Committee of the Board of Directors.


AWARD GRANTS
------------

The LTIP rewards financial performance for multi-year overlapping cycles. Every year, a separate multi-year performance cycle will begin.

At the beginning of each Plan cycle, a grant of Performance Shares will be made to each participant. Grants will be credited as phantom Performance Shares in a book-entry account for each participant. Each phantom Performance Share will be equivalent to one share of Goodrich common stock.

The Company will maintain a phantom Performance Share account for each participant for each separate Plan cycle. The account will be used solely for record keeping purposes. No actual Goodrich common shares will be registered in participants' names.


DIVIDENDS
---------

Dividend equivalents will be accrued on all phantom Performance Shares in each participant's account for each Plan cycle. Such dividend equivalents will be credited to each participant's account in the form of additional phantom Performance Shares at the same time and in the same amount as actual dividend payments on Goodrich common stock.


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PERFORMANCE GOALS
-----------------

With respect to each Plan cycle, the Compensation Committee of the Board of Directors will establish multi-year performance goals for the Company and each segment. The performance goals applicable to each participant will be set forth in his or her award agreement.

The determination of whether the performance goals have been met will be made by the Compensation Committee following the end of the plan cycle.


PLAN PAYOUTS
------------

Payments from the Plan, if any, at the end of the Plan cycle, will be made in actual shares of Goodrich common stock, less the number of shares to satisfy applicable withholding taxes.

At the end of each Plan cycle, if a participant is still employed by the Company, he or she will receive a payment from the Plan after the Compensation Committee determines the final payout based upon specific financial performance goals established for participants.

Participants will be entitled to a payout of shares at the end of each Plan cycle only if a threshold performance standard is met. If threshold performance is achieved, the number of shares to be received free of further restrictions will range from 0% to 200% of a participant's total phantom Performance Share account (including shares credited through dividend equivalents) for that Plan cycle, based on attainment against goals set by the Committee.


TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, RETIREMENT
--------------------------------------------------------------

If a participant dies, becomes totally disabled under the Company's Long-Term Disability Plan, or retires under the Company's Retirement Program for Salaried Employees (or a similar pension plan maintained by a subsidiary) during a Plan cycle, the participant (or his or her estate) will receive a pro rata payout at the end of the Plan cycle, based upon the time portion of the cycle during which he or she was employed. The actual payout will not occur until after the end of the Plan cycle, at which time the financial performance for the entire Plan cycle will be used to determine the size of the award in that event.


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OTHER TERMINATION OF EMPLOYMENT
-------------------------------

If a participant terminates employment prior to the end of a Plan cycle for reasons other than death, disability or retirement, he or she will forfeit all Performance Shares, unless the Compensation Committee determines otherwise.


NEW HIRES OR PROMOTIONS INTO ELIGIBLE POSITIONS
-----------------------------------------------

Participants will become eligible for participation in the Plan at their new position level beginning with the Plan cycle which begins on the January 1 immediately following their hire or promotion date. No new Performance Share awards or adjustments to Performance Share awards for Plan cycles that commenced prior to a participant's hire or promotion date will be made.


CHANGE IN POSITION
------------------

The performance factors and weightings applicable to a participant's award vary depending upon the participant's position with the Company. In calculating a participant's award, the Compensation Committee will take into account any changes in position during the Plan cycle.


CHANGE IN CONTROL
-----------------

Generally, participants will not receive a payout under the Plan until the end of a Plan cycle. An exception will occur, however, if there is a Change in Control of the Company. A Change in Control is defined in the 2001 Stock Option Plan. The effect of a Change in Control on a participant's ability to receive Performance Shares is described in the Long-Term Incentive Plan. Generally, that Plan provides that, as of the date of the Change in Control, a participant will become entitled to a prorated portion of the shares originally awarded to him or her, based upon financial performance for the portion of the cycle which ends on the date of the Change in Control. A participant's entitlement to additional shares will be based upon financial performance for the portion of the Plan cycle that occurs after the Change in Control.


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DEFERRAL OF PAYOUTS
-------------------

Participants may elect to defer all or a portion of Performance Shares that may be earned and payable at the end of a Plan cycle as described in the Performance Share Deferred Compensation Plan. A deferral election must be made before the Plan cycle begins, using a form provided by the Company.

A description of the terms and conditions of the Performance Share Deferred Compensation Plan is contained in the related Summary Plan Description, a copy of which has been provided to each participant. Participants are encouraged to review the Summary Plan Description before making an election to defer Performance Shares.


PLAN ADMINISTRATION
-------------------

The Plan is administered by the Compensation Committee of the Board of Directors. The Committee has full power and authority to construe, interpret and administer the Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding on all parties.

The Committee retains the right in its sole discretion to reduce any award which would otherwise be payable, unless there has been a Change in Control.

The Committee reserves the right to amend, modify, suspend or partially or completely terminate the Plan, unless there has been a Change in Control.


TAX INFORMATION
---------------

Generally, participants are not taxed on Performance Shares until the date on which they become entitled to a payout of their Performance Shares. Under current tax law, on the date participants become entitled to receive the shares following completion of a Plan cycle, the market value of the shares (net of any shares deferred) at that time is considered to be ordinary income and they will be taxed on that amount. If participants hold the shares and later sell them, any appreciation over the market value of the shares when they received them at the end of the Plan cycle will be taxed based on capital gains tax rules.

At the end of the Plan cycle, the number of actual Goodrich common shares participants will receive will be net of an amount of shares sufficient to satisfy any federal, state and local withholding tax requirements or other payroll tax requirements with which the Company must comply.


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The tax consequences of deferring Performance Shares under the Performance Share
Deferred Compensation Plan are described in the related Summary Plan
Description, a copy of which has been provided to each participant.

Each participant should consult his or her tax advisor for a complete explanation of the tax impact of participation in the Long-Term Incentive Plan and the Performance Share Deferred Compensation Plan.


EARNINGS FOR BENEFIT PURPOSES
-----------------------------

Any income participants derive from Performance Share payouts will not be considered eligible earnings for Company or subsidiary pension plans, savings plans, profit sharing plans or any other benefit plans.

..



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                                    2002-2004
                  GOODRICH CORPORATION LONG-TERM INCENTIVE PLAN
                  ---------------------------------------------

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
               COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933.


Name:


AWARD GRANT
-----------

You have been granted the following Long-Term Incentive Plan shares for the three-year performance period 2002 through 2004:

                         _______ Phantom Performance Shares

Grants are credited as phantom Performance Shares in a book-entry account for you. Each phantom Performance Share will be equivalent to one share of Goodrich common stock.

The terms and conditions of your award are contained in the 2001 Stock Option Plan and the 2002 - 2004 Long-Term Incentive Plan Summary Plan Description (collectively, the "Plan Documents"). If this award agreement varies from the terms of the Plan Documents, the Plan Documents will control.


PLAN GOALS
----------

The number of phantom Performance Shares you earn will depend on the three-year performance of (a) the Company or your Segment, as applicable, as measured by Total Business Return ("TBR"), and (b) Relative Total Shareholder Return ("RTSR") for the Company. The performance goals for the three-year period and the relative weightings for the Plan participants are attached as Appendix A hereto.


OTHER IMPORTANT INFORMATION
---------------------------

o Dividend equivalents will be accrued on all phantom Performance Shares in your account during the Plan cycle. Such dividend equivalents will be credited to your account in the form of additional phantom Performance


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     Shares at the same time and in the same amount as actual dividend payments on Goodrich common stock.

o You will not earn any phantom Performance Shares if the Company's performance during the 2002 - 2004 period is below threshold performance.

o If threshold performance is achieved, the number of shares to be received free of further restrictions will range from 0% to 200% of your total phantom Performance Share account (including shares credited through dividend equivalents), based on attainment against the performance goals.

o Payments from the Plan, if any, at the end of the Plan cycle, will be made in actual shares of Goodrich common stock. You will have the option of paying cash or with shares for the applicable tax withholding.

o If you die, become totally disabled under the Company's Long-Term Disability Plan or retire under the Company's Retirement Program for Salaried Employees (or a similar pension plan maintained by a subsidiary) during the Plan cycle, you (or your estate) will receive a pro rata payout at the end of the Plan cycle, based upon the time portion of the cycle during which you were employed. The actual payout will not occur until after the end of the Plan cycle, at which time the financial performance for the entire Plan cycle will be used to determine the size of the award in that event.

o If you terminate employment prior to the end of the Plan cycle for reasons other than death, disability or retirement, you will forfeit all Performance Shares.

o The performance factors and weightings applicable to your award are determined based upon your position with the Company. In calculating your award, the Compensation Committee will take into account any changes in your position during the Plan cycle.

o The determination of whether the performance goals have been met will be made by the Compensation Committee following the end of the plan cycle. The Compensation Committee retains the right in its sole discretion to reduce any award which would otherwise be payable, unless there has been a Change in Control, as defined in the 2001 Stock Option Plan.

o Any income you derive from a payout of Performance Shares will not be considered eligible earnings for Company or subsidiary pension plans, savings plans, profit sharing plans or other benefit plans.


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FOR MORE INFORMATION
--------------------

If you have questions about the Long-Term Incentive Plan or need additional information, contact Kevin Heslin at (704) 423-7094






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